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                                                                   Exhibit 10.1



                            ASSET PURCHASE AGREEMENT


         This Asset Purchase Agreement (this "Agreement") is entered into as of May 1, 2000 (the "Effective Date"), among 2AlertMe, Inc. an Illinois corporation having its principal offices at 6355 Green Needle Drive, Loves Park, Illinois 61111, (the "Company"), and SpectraFAX Corp., a Florida corporation having its principal office at Suite 100, 3050 North Horseshoe Drive, Naples, Florida 34104, (the "Buyer"), David McKinney, James Hughes and Richard Wiegan who, collectively, hold 1,185,000 of the common stock of the Company (each a "Shareholder" and collectively, the "Shareholders"). Certain other capitalized terms used herein are defined in Article X and throughout this Agreement.


                                    RECITALS

         Buyer and the Company have determined that it is in the best interests of their respective shareholders for Buyer to acquire the assets of the Company as provided herein. The Company will be paid cash, shares of Buyer's .001 par value common stock ("Stock") and warrants to acquire Stock in exchange for the assets of the Company being transferred hereby (the "Asset Purchase").


                               TERMS OF AGREEMENT

         In consideration of the mutual representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:


                                   ARTICLE I


                              PURCHASE AND SALE OF
                        ASSETS; PURCHASE PRICE; CLOSING

         1.1 PURCHASED ASSETS. The Company agrees to and hereby sells, conveys, transfers, assigns and delivers to Buyer concurrently herewith on the terms and subject to the conditions set forth in this Agreement, all of its assets, properties, goodwill and business of every kind and description, whether real, personal or mixed, tangible or intangible, wherever located as exists as of the date hereof (collectively, the "Purchased Assets"). Without limiting the generality of the foregoing, the Purchased Assets shall include the following:

                  (a)      all inventories of the Company;

                  (b) all work in process, of whatsoever kind or nature of the Company;



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                  (c)      all of the interests, rights and benefits accruing
         to the Company under any licenses, service agreements, equipment leases franchise contracts, sales orders, sales contracts, supply contracts, service agreements, insurance policies, purchase orders, purchase commitments and Material Contracts (as defined herein) made by the Company in the ordinary course of business, all other agreements to which the Company is a party or by which it is bound in the ordinary course of business and all choses in action, causes of action and other rights of every kind of the Company;

                  (d) all operating data and records of the Company, including all customer lists;

                  (e)      all cash and cash equivalents of the Company;

                  (f) all intangibles of the Company, including, but not limited to, all source-codes, object-codes, manuals and other documentation and materials (whether or not in written form) and all versions thereof, together with all other intellectual property patents (and applications therefor), licenses, trademarks (and applications therefor), service marks, tradenames (whether registered or unregistered), domain names (and any derivations thereof), copyrights (and applications therefor), proprietary computer software, programming code (e.g., HTML) or scripts, proprietary inventions or proprietary technology assigned to the Company, technical information and data, discoveries, designs, proprietary rights and non-public information, trade secrets, business strategies and techniques, business proposals, client and prospective client information, and know-how, in each case whether or not patentable (including, without limitation all licenses, rights, software and computer code necessary to operate the 2AlertMe web site in the manner currently operated and including, without limitation, the rights and properties listed on
         Schedule 1.1(f) hereto) (collectively, the "Intellectual Property");
         and

                  (g)      all prepaid expenses.

         1.2 CLOSING. Subject to the satisfaction or waiver by the appropriate party of all of the conditions precedent to Closing specified in
Article VIII hereof (the "Conditions"), the Closing shall take place at the offices of Waller Lansden Dortch & Davis, A Professional Limited Liability Company, 511 Union Street, Suite 2100, Nashville, Tennessee 37219-1760 on or before June 1, 2000 or at such later date or at such other location as the parties hereto may mutually designate in writing (the "Closing Date"). The Closing shall be effective as of 12:01 a.m. on the Closing Date. If the Conditions are not waived or satisfied by June 1, 2000, the Closing Date shall be on the third (3rd) business day after the last of all such Conditions have been satisfied or waived and notice of such waiver or satisfaction is provided to the other party, in writing; provided, however, that the Closing Date shall not be later than six months after the Effective Date (the "Outside Closing Date").




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         1.3      INSTRUMENTS OF TRANSFER. On the Closing Date, the Company
will deliver to Buyer, or will cause to be delivered to Buyer, duly executed instruments of transfer and assignment in form and substance reasonably satisfactory to Buyer and its counsel, sufficient to assign to Buyer the contracts and liabilities set forth in Schedule 1.6(a) and (b) and to vest in Buyer good and valid title to, and all of the Company's right, title and interest in and to, the Purchased Assets, including, without limitation, one or more of each of the following:

                  (a)      a bill of sale and assignment;

                  (b) instruments of transfer and assignment of the Intellectual Property; and

                  (c) such other instruments of transfer and assignment as may be reasonably necessary to transfer and assign the Purchased Assets to Buyer.

         1.4 ASSIGNMENT OF CONTRACTS. Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an assignment of any claim, contract, or other right or benefit if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach thereof or in any way adversely affect the rights of Buyer thereunder. If any attempt at an assignment thereof would be ineffective so that Buyer would not in fact receive all such rights, the Company shall cooperate with Buyer to the extent necessary to provide for Buyer the benefits under such claim, contract, or other right or benefit.

         1.5 PURCHASE PRICE. As consideration for the Purchased Assets, Buyer shall concurrently herewith, on the terms and subject to the conditions and limitations set forth herein, (a) issue to the Company 200,000 shares of Stock (the "Spectrafax Shares"), (b) issue to the Company or to the Company's designee, an option, substantially in the form of Exhibit A to acquire 200,000 shares of Stock for $3.50 a share (the "Option") and (c) pay to the Company one hundred twenty-five thousand dollars ($125,000) less the difference between (i) $14,771 and (ii) the amount of cash which is a Purchased Asset.

         1.6 EXCLUDED LIABILITIES. Notwithstanding anything else to the contrary contained in this Agreement, the parties expressly agree that Buyer does not assume or otherwise become liable for, and the Company and/or the Shareholders shall remain unconditionally liable for, all of the obligations and liabilities of the Company or the Shareholders other than the contracts set forth on Schedule 1.6(a) and the liabilities set forth or Schedule 1.6(b) (collectively, the "Assumed Liabilities").

         1.7 EMPLOYMENT AGREEMENT. Upon the Closing, Buyer and David McKiney shall execute an employment agreement and stock option agreement substantially in the form of Exhibit A (the "Employee Agreements").




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                                   ARTICLE II


                    REPRESENTATIONS AND WARRANTIES OF BUYER

         As a material inducement to the Company and the Shareholders to enter into this Agreement and to consummate the transactions contemplated hereby, Buyer makes the following representations and warranties to the Company and the
Shareholders:

         2.1 CORPORATE STATUS. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority to own or lease its properties and to carry on their business as presently conducted.

         2.2 CORPORATE POWER AND AUTHORITY. Buyer has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Buyer has taken all corporate action necessary to authorize its execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

         2.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by Buyer and constitutes a legal, valid and binding obligation of Buyer, enforceable against it in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.


                                  ARTICLE III


                       REPRESENTATIONS AND WARRANTIES OF
                        THE COMPANY AND THE SHAREHOLDERS

         As a material inducement to Buyer to enter into this Agreement and to consummate the transactions contemplated hereby, the Company and each of the Shareholders, jointly and severally, make the following representations and warranties to Buyer:

         3.1 CORPORATE STATUS. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Illinois and has the requisite power and authority to own or lease its properties and to carry on its business as now being conducted. The Company is legally qualified to do business as a foreign corporation in each of the jurisdictions where the nature of its properties and the conduct of its business requires such qualification (all of which




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jurisdictions are set forth in Schedule 3.1), which represent all jurisdictions where the nature of its properties and the conduct of its business requires such qualification, and is in good standing in each of the jurisdictions in which it is so qualified. The Company has fully complied with all of the requirements of any statute governing the use and registration of fictitious names, and has the legal right to use the names under which it operates its businesses. There is no pending or threatened proceeding for the dissolution, liquidation, insolvency or rehabilitation of the Company. All names under which the Company does business as of the date hereof are specified on Schedule 3.1. Except as otherwise disclosed in Schedule 3.1, the Company has not changed its name or used any assumed or fictitious name, or been the surviving entity in a merger, acquired any business or changed its principal place of business or chief executive office, within the past three years.

         3.2 POWER AND AUTHORITY. The Company has the corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The Company has taken all corporate action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. Each of the Shareholders has the requisite competence and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the transactions contemplated hereby.

         3.3 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Company and each of the Shareholders, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. The delivery of the instruments of transfer set forth in Section 1.3 of this Agreement will grant Buyer good and marketable or merchantable title in the Purchased Assets free and clear of all Liens, except as set forth on Schedule 3.3.

         3.4 NO VIOLATION; CONSENTS AND APPROVALS. Except for any approvals or consents required under the Material Contracts (as defined in Section 3.14) identified in Schedule 3.14 as requiring the consent of third parties, the execution and delivery of this Agreement by the Company and the Shareholders, the performance by the Company and the Shareholders of their obligations hereunder and the consummation by them of the transactions contemplated by this Agreement will not (a) contravene any provision of the Articles of Incorporation or Bylaws of the Company, (b) violate or conflict with any law, statute, ordinance, rule, regulation, decree, writ, injunction, judgment or order of any Governmental Authority or of any arbitration award which is either applicable to, binding upon or




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enforceable against the Company or any of the Shareholders, (c) conflict with, result in any breach of, or constitute a default (or an event which would, with the passage of time or the giving of notice or both, constitute a default) under, or give rise to a right of payment or right to terminate, amend, modify, abandon or accelerate, any Contract which is applicable to, binding upon or enforceable against the Company or the Shareholders, (d) result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Company, (e) give to any individual or entity a right or claim against the Company or the Shareholders or (f) require the consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, any court or tribunal or any other Person.

         3.5 RECORDS OF THE COMPANY. The copies of the articles of incorporation, bylaws, and other documents and agreements of the Company which were provided to Buyer are true, accurate and complete and reflect all amendments made through the date of this Agreement. The minute books for the Company made available to Buyer for review were correct and complete in all material respects as of the date of such review, no further entries have been made through the date of this Agreement, such minute books contain the true signatures of the persons purporting to have signed them, and such minute books contain an accurate record of all material corporate actions of the shareholders and directors (and any committees thereof) of the Company taken by written consent or at a meeting since incorporation. All material corporate actions taken by the Company have been duly authorized or ratified. All accounts, books, ledgers and official and other records of the Company are substantially complete and fairly, fully and accurately reflect all matters contained therein. The stock ledgers of the Company, as previously made available to Buyer, contain accurate and complete records of all issuances, transfers and cancellations of shares of the capital stock of the Company.

         3.6 SUBSIDIARIES. The Company does not own, directly or indirectly, any outstanding voting securities of or other interests in, or have any control over, any other corporation, partnership, joint venture or other business entity.

         3.7 LIABILITIES OF THE COMPANY. The Company does not have any liabilities or obligations, whether accrued, absolute, contingent or otherwise.

         3.8 LITIGATION. There is no action, suit, or other legal or administrative proceeding or governmental investigation pending, anticipated, or, to the knowledge of the Company or the Shareholders, threatened, or contemplated against, by or affecting the Company or the Shareholders, or any of the Company's properties or assets, or which question the validity or enforceability of this Agreement or the transactions contemplated hereby, and there is no basis for any of the foregoing. There are no outstanding orders, decrees or stipulations issued by any Governmental Authority in any proceeding to which the Company is or was a party which have not been complied with in full or which continue to impose any material obligations on the Company.




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         3.9      REAL ESTATE. The Company does not own any real property or any interest therein (including without limitation any option or other right or obligation to purchase any real property or any interest therein).

         3.10     GOOD TITLE TO AND CONDITION OF ASSETS.

                  (a) The Company is the true and lawful owner of the Purchased Assets free and clear of all Liens.

                  (b) The Purchased Assets constitute all the properties, assets and rights forming a part of, used, held or intended to be used in, and all such properties, assets and rights as are necessary in the conduct of the current business of the Company and/or to perform all functions and processes described on the Company's web site (the "Business").

                  (c) The Company has the complete and unrestricted power and unqualified right to sell, assign, transfer, convey and deliver the Purchased Assets to Purchaser without penalty or other adverse consequences free and clear of all Liens.

         3.11 COMPLIANCE WITH LAWS. The Company and Affiliates of the Company are and have been in compliance with all laws, regulations and orders applicable to them, their business and operations (as conducted by it now and in the past), the Purchased Assets and any other properties and assets (in each case owned or used by it now or in the past). The Company has not been cited, fined or otherwise notified of any asserted past or present failure to comply with any laws, regulations or orders and no proceeding with respect to any such violation is pending or threatened. Neither the Company, the Shareholders nor any of their respective employees or agents, has made any payment of funds in connection with their business which is prohibited by law, and no funds have been set aside to be used in connection with their business for any payment prohibited by law. Neither the Company nor the Shareholders is subject to any Contract, decree or injunction in which it is a party which restricts the continued operation of any business or the expansion thereof to other geographical areas, customers and suppliers or lines of business.

         3.12 LICENSES AND PERMITS. The Company possesses all licenses, approvals, permits or authorizations from governmental authorities (collectively, the "Permits") for the operation of the Business, and Schedule
3.12 sets forth a true, complete and accurate list of all such Permits and all applications for Permits. All such Permits are valid and in full force and effect, the Company is in full compliance with the respective requirements thereof, and no proceeding is pending or threatened to revoke or amend any of them.




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         3.13     INTELLECTUAL PROPERTY.

                  (a) Schedule 1.1(f) contains a true and complete list of the Company's patents, patent applications, trademarks, trademark applications, service marks, service mark applications, trade names, Internet domain names (registered and reserved), copyrights and copyright registrations and applications and other filings and formal actions made or taken pursuant to federal, state, local and foreign laws by the Company to protect its interests in the Intellectual Property.

                  (b) The Intellectual Property consists solely of items and rights which are: (i) owned Intellectual Property or (ii) in the public domain. The Purchased Assets include all rights in Intellectual Property necessary to conduct the Business, including without limitation, to the extent required to make, use, reproduce, modify, adopt, create derivative works based on, translate, distribute (directly and indirectly), transmit, display and perform publicly, license, rent and lease and assign and sell, the Intellectual Property. No payments are required for the continued use of the Intellectual Property.

                  (c) The Company's reproduction, manufacturing, distribution, licensing, sublicensing, sale or the exercise of any other rights in any Intellectual Property or product, work, technology or process as now used in the conduct of the Business or offered or proposed for use in the conduct of the Business, does not infringe on any copyright, trade secret, trademark, service mark, trade name, trade dress, firm name, Internet domain name, logo, trade dress of any person or the patent of any person. No claims have been asserted or are, to the knowledge of the Company and/or Shareholders, threatened by any person, nor are there any valid grounds for any bona fide claim
         (i) challenging the validity, effectiveness or ownership by the Company of any of the Intellectual Property, or (ii) to the effect that the Company's use, distribution, licensing, sublicensing, sale or any other exercise of rights in any product, work, technology or process as now used or offered or proposed for use in the conduct of the Business, infringes or will infringe on any intellectual property or other proprietary right of any person. All registered, granted or issued patents, trademarks, Internet domain names and copyrights held by the Company are enforceable and subsisting. There is no unauthorized use, infringement or misappropriation of any of the Intellectual Property owned by the Company by any third party, employee or former employee.

                  (d) All personnel, including employees, agents, consultants and contractors, who have contributed to or participated in the conception and development of the Intellectual Property owned by the Company on behalf of the Company (i) have been a party to a "work-for-hire" arrangement or agreements with the Company in accordance with applicable national and state law that has accorded the Company full, effective, exclusive and




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         original ownership of all tangible and intangible property thereby arising, or (ii) have executed appropriate instruments of assignment in favor or the Company as assignee that have conveyed to the Company effective and exclusive ownership of all tangible and intangible property thereby arising.

                  (e) The Company is not, nor as a result of the execution or delivery of this Agreement or performance of the Company's obligations hereunder, will the Company be, in violation of any license, sublicense, agreement or instrument to which the Company is a party or otherwise bound, nor will execution or delivery of this Agreement, or performance of the Company's obligations hereunder, cause the diminution, termination or forfeiture of any Intellectual Property.

                  (f) Schedule 3.13(f) contains a true and complete list of all of the Company's software programs, modifications to third party software programs, programming code (e.g., HTML) and scripts (collectively the "Software Programs"). The Company owns full and unencumbered right and good, valid and marketable title to such Software Programs free and clear of all mortgages, pledges, liens, security interests, conditional sales agreements, encumbrances or charges of any kind.

                  (g) The source code and system documentation relating to the Software Programs (i) have at all times been maintained in strict confidence, (ii) have been disclosed by the Company only to employees who have a "need to know" the contents thereof in connection with the performance of their duties to the Company and who have executed the nondisclosure agreements referred to in Section 3.13(d), and (iii) have not been disclosed to any third party.

                  (h) All software sold or licensed by the Company to end users, or used by the Company, has been duly licensed by the owner of such software and is set forth on Schedule 3.13(h).

         3.14 CONTRACTS. All Material Contracts (as defined below) are listed on Schedule 1.6(a). Schedule 1.6(a) identifies certain Material Contracts identified therein that require the consents of third parties to the transactions contemplated hereby. All consents set forth on Schedule 1.6(a) have been obtained. The copy of each Material Contract furnished to Buyer is a true, correct and complete copy of the document it purports to represent and reflects all amendments thereto made through the date of this Agreement. The Company has not violated any of the terms or conditions of any Material Contract or any term or condition which would permit termination or material modification of any Material Contract, all of the covenants to be performed by any other party thereto have been fully performed, and there are no claims for breach or indemnification or notice of default or termination under any Material Contract. No event has occurred which constitutes, or after notice or the passage of time, or both, would constitute, a default by the Company or any




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other party under any material Contract. The Company is not subject to any liability or payment resulting from renegotiation of amounts paid under any Material Contract. As used in this Section 3.14 "Material Contracts" shall mean formal or informal, written or oral, (a) loan agreements, indentures, mortgages, pledges, hypothecations, deeds of trust, conditional sale or title retention agreements, security agreements, equipment financing obligations or guaranties, or other sources of contingent liability in respect of any indebtedness or obligation to any other Person, or letters of intent or commitment letters with respect to same; (b) contracts obligating the Company to provide or obtain products or services; (c) leases of real property; (d) leases of personal property; (e) distribution, sales agency or franchise or similar agreements; (f) agreements providing for an independent contractor's services; (g) employment agreements, management service agreements, consulting agreements, confidentiality agreements, non-competition agreements, employee handbooks, policy statements and any other agreements relating to any employee, officer or director of the Company; (h) licenses, assignments or transfers of trademarks, trade names, service marks, patents, copyrights, trade secrets or know how, or other agreements regarding proprietary rights or intellectual property; (i) contracts relating to pending capital expenditures by the Company; (j) non-competition agreements restricting the Company or any Shareholder in any manner, (k) any contracts obligating the Company to make payments in excess of $7,500, in the aggregate, over the remaining term of such contract; and (l) all other Contracts or understandings which are material to the Company, or the Business, assets or properties, irrespective of subject matter and whether or not in writing. The continuation, validity and effectiveness of all the Material Contracts will not be effected by their transfer to Buyer under this Agreement.

         3.15 NO COMMISSIONS. Neither the Company nor the Shareholders have incurred any obligation for any finder's or broker's or agent's fees or commissions or similar compensation in connection with the transactions contemplated hereby.

         3.16 BANK ACCOUNTS; BUSINESS LOCATIONS. Schedule 3.16(a) sets forth all accounts of the Company with any bank, broker or other depository institution, and the names of all persons authorized to withdraw funds from each such account. As of the date hereof, the Company has no office or place of business other than as identified on Schedule 3.16(b) and the Company's principal places of business and chief executive offices are indicated on
Schedule 3.16(b). All locations where the equipment, inventory, chattel paper and books and records of the Company are located as of the date hereof are fully identified on Schedule 3.16(b).

         3.18 ACCURACY OF INFORMATION FURNISHED. No representation, statement or information made or provided by the Company and/or any of the Shareholders contained in this Agreement (including, without limitation, the various Schedules attached hereto) or any agreement executed in connection herewith or in any certificate delivered pursuant hereto or thereto, contains or shall contain any untrue statement of a material fact or omits or shall omit any material fact




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necessary to make the information contained therein not misleading. The Company has provided Buyer with true, accurate and complete copies of all documents listed or described in the various Schedules attached hereto.


                                   ARTICLE IV


                             ADDITIONAL AGREEMENTS

         4.1 FURTHER ASSURANCES. Each party shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or appropriate to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby, including, but not limited to, all such further deeds, bills of sale, assignments, transfers, conveyances, powers of attorney and assurances as may be required or appropriate to convey and transfer to and vest in Buyer and protect its right, title and interest in all of the Purchased Assets.

         4.2 COMPLIANCE WITH COVENANTS. The Shareholders shall cause the Company to comply with all of the covenants of the Company under this Agreement.

         4.3      CONFIDENTIALITY; PUBLICITY.

                  (a) The Company and each Shareholder understands and acknowledges that it possesses information that is proprietary to, or confidential to the Business that concerns the operation, methodology and plans of the Business, including, without limitation, business strategy and plans, financial information, protocols, proposals, manuals, clinical procedures and guidelines, technical data, computer source codes, programs, software, know-how and specifications, copyrights, trade secrets, market information, Developments (as hereinafter defined), information regarding acquisition and other strategic partner candidates, and customer information (collectively, "Proprietary Information"). The Company and each Shareholder agrees that, at all times, the Company, the Shareholders and the representatives of each will keep confidential and will not disclose directly or indirectly any such Proprietary Information to any third party, except as required to fulfill its duties hereunder, and will not misuse, misappropriate or exploit such Proprietary Information in any way. The restrictions contained herein shall not apply to any information which the Company or a Shareholder can demonstrate (i) was already available to the public at the time of disclosure, or subsequently becomes available to the public, otherwise than by breach of this Agreement by the Company or a Shareholder or (ii) was the subject of a court order for the Company or a Shareholder to disclose. On the date hereof, the Company shall deliver to Buyer all copies of any Proprietary Information in its possession. For purposes of this Agreement, the term "Developments" shall mean all data, discoveries,




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         findings, reports, designs, inventions, improvements, methods, practices, techniques, developments, programs, concepts, and ideas, whether or not patentable, relating to the present or planned activities, or future activities, or the products and services of the Business.

                  (b) Except as may be required by law or as otherwise permitted or expressly contemplated herein, no party to this Agreement or their respective Affiliates, employees, agents and representatives shall disclose to any third party this Agreement, the subject matter or terms hereof or any confidential information or other proprietary knowledge concerning the business or affairs of the other party which it may have acquired from such party in the course of pursuing the transactions contemplated by this Agreement without the prior consent of the other party hereto; provided, that any information that is otherwise publicly available, or has been obtained from a third party, without breach of this provision, shall not be deemed confidential information. No press release or other public announcement related to this Agreement or the transactions contemplated hereby shall be issued without the prior approval of Buyer and the Company, except as permitted in Section 11.13.

         4.4      RESTRICTIVE COVENANT.

                  (a) In order to assure that Buyer will realize the benefits of this transaction, the Company and each Shareholder agrees with Buyer that neither the Company nor the Shareholders will for a period of three (3) years from the date hereof, anywhere in the United States, directly or indirectly, without the prior written approval of Buyer, own an interest in or, as principal, agent, consultant or otherwise, engage in activities for or render services to, any firm or business (i) engaged in direct or indirect competition with Buyer or any of its Affiliates, (ii) conducting a business of the type and character engaged in by (or contemplated by the Business Plan of) the Company, Buyer or any of its Affiliates, including but not limited to, the Business, (iii) developing products or services competitive with those of the Business, Buyer or any of its Affiliates or (iv) conducting any business in which the Company or any of its Affiliates has been engaged (all of the businesses in clauses (i), (ii), (iii) and (iv) collectively, "Competitive Business"). Notwithstanding the foregoing, the Company may have an interest consisting of publicly traded securities constituting less than 1 percent of any class of publicly traded securities in any public company engaged in a Competitive Business so long as he is not employed by and does not consult with, or become a director of or otherwise engage in any activities for, such company.

                  (b) During the period beginning on the date hereof and ending on the third anniversary of the date hereof (the "Restricted Period"), neither the Company nor any Shareholder shall, directly or indirectly, without the prior written approval of Buyer, solicit or contact any customer, or any prospective customer, of Buyer or any of its Affiliates for any commercial pursuit which is in competition with the Business, or that is contemplated by the Business Plan (as defined below) or take away or interfere or attempt to interfere with any custom, trade, business or patronage of Buyer. During the Restricted Period, neither the Company nor any Shareholder shall, directly or indirectly, without the prior written approval of Buyer, solicit or induce, or attempt to induce, any employees, agents or consultants of or to Buyer or any of its Affiliates to leave the employ of Buyer or its Affiliate or do anything from which the Company is restricted by reason of this Agreement nor shall the Company, directly or indirectly, offer or aid others to offer employment to or interfere or attempt to interfere with any employees, agents or consultants of Buyer or any of its Affiliates. For purposes of this Agreement, "Business Plan" shall mean, at any point in time, the then current business plan of the Company, and or Buyer and any business plans of the Company or Buyer in effect during the prior 18 months.

                  (c) For purposes of the covenant not to compete set forth in paragraph (a) above, the Company acknowledges that the Company, Buyer and its Affiliates presently conduct the Business and their businesses throughout the United States. The Company agrees that the time restriction and the geographical areas encompassed by such covenant are necessary and reasonable in order to protect Buyer and its Affiliates in the conduct of their businesses. The parties intend that the foregoing covenant of the Company shall be construed as a series of separate covenants, one for each geographic area specified or effected. Except for geographic coverage, each such separate covenant shall be deemed identical in terms to the covenant set forth in paragraph (a) above. To the extent that the foregoing covenant or any provision of this Section 4.4 shall be deemed illegal or unenforceable by a court or other tribunal of competent jurisdiction with respect to (i) any geographic area, (ii) any part of the time period covered by such covenant, (iii) any activity or capacity covered by such covenant or (iv) any other term or provision of such covenant, such determination shall not affect such covenant with respect to any other geographic area, time period, activity or other term or provision covered by or included in such covenant. If any such provision of this Section 4.4, or any part thereof, is held to be unenforceable because of the duration of such provision or the area covered thereby, the parties agree that the court making such determination shall have the power to reduce the duration and/or area of such provision, and/or to delete specific words or phrases, and in its reduced form, such provision shall then be enforceable and shall be enforced. The parties agree and acknowledge that the breach of this
         Section 4.4 will cause irreparable damage to Buyer and upon breach of any provision of this Section 4.4, Buyer shall be entitled to injunctive relief, specific performance or other equitable relief; provided, however, that, this shall in no way limit any other remedies which Buyer may have (including, without limitation, the right to seek monetary damages).

         4.5 DELIVERY OF PROPERTY RECEIVED BY THE COMPANY AFTER CLOSING. From and after the date hereof, Buyer shall have the right and authority to collect, for the account of Buyer, all receivables and other items which shall be transferred or are intended to be transferred to Buyer as part of the Purchased Assets as provided in this Agreement, and to endorse with the name of the Company any checks or drafts received on account of any such receivables or other items of the Purchased Assets. The Company and the Shareholders agree that they will transfer or deliver to Buyer, promptly after the receipt thereof, any cash or other property which the Company and the Shareholders receive after the date hereof in respect of any claims, contracts, licenses, leases, commitments, sales orders, purchase orders, receivables of any character or any other items transferred or intended to be transferred to Buyer as part of the Purchased Assets under this Agreement.

         4.6 BUYER APPOINTED ATTORNEY FOR THE COMPANY. The Company hereby constitutes and appoints Buyer, and Buyer's successors and assigns, its true and lawful attorney, in the name of either Buyer or the Company (as Buyer shall determine in its sole discretion) but for the benefit and at the expense of Buyer (except as otherwise herein provided), (a) to institute and prosecute all proceedings which Buyer may deem proper in order to collect, assert or enforce any claim, right or title of any kind in or to the Purchased Assets as provided for in this Agreement; (b) to defend or compromise any and all actions, suits or proceedings in respect of any of the Purchased Assets, and to do all such acts and things in relation thereto as Buyer shall deem advisable; and (c) to take all action which Buyer may reasonably deem proper in order to provide for Buyer the benefits under any of the Purchased Assets where any required consent of another party to the sale or assignment thereof to Buyer pursuant to this Agreement shall not have been obtained. The Company acknowledges that the foregoing powers are coupled with an interest and shall be irrevocable. Buyer shall be entitled to retain for its own account any amounts collected pursuant to the foregoing powers, including any amounts payable as interest in respect thereof.

         4.7 SHAREHOLDER AND DIRECTOR VOTE. Each of the Shareholders, in executing the Agreement, consents as a director and/or shareholder (as applicable) of the Company to the Asset Purchase and waives notice of any meeting in connection therewith.

         4.8 RELEASE BY THE COMPANY AND THE SHAREHOLDERS. Each of the Company and the Shareholders do hereby each, for themselves and for their respective heirs, personal representatives, successors and assigns (collectively, the "Releasors") release, remise and forever discharge Buyer and its subsidiaries, affiliates, officers, directors, trustees, shareholders, agents, representatives, employees, consultants, attorneys, accountants, successors and assigns (collectively, the "Releasees"), from any and all debts, sums of money, accounts, claims, actions, causes of action, suits, damages, judgments, losses, contracts, demands, expenses (including attorneys' fees and costs) and/or liabilities of any kind which any of the Releasors ever had, now have or which they can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the day of this Agreement, against the Releasees. Notwithstanding anything contained herein to the contrary, this Agreement shall not apply to any obligations, commitments or liabilities arising out of and/or relating to the performance by the Releasees pursuant to this Agreement.

         4.9 USE OF THE INTELLECTUAL PROPERTY. Neither the Company nor the Shareholders shall use any of the Intellectual Property after the date hereof, except in connection with employment by Buyer.

         4.10 CORPORATE NAME. On the date hereof, the Company will deliver to Buyer any documentation requested by Buyer to transfer all rights to the Company's corporate name to Buyer.


                                   ARTICLE V


                                INDEMNIFICATION

         5.1 AGREEMENT BY THE COMPANY AND THE SHAREHOLDERS FOR INDEMNIFICATION. The Company and the Shareholders jointly and severally agree to indemnify and hold Buyer and its stockholders, directors, officers, employees, attorneys and Affiliates (collectively, for purposes of this Article V, the "Buyer Indemnitees") harmless from and against of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Buyer Indemnitees arising out of or resulting from (i) any breach of a representation or warranty made by the Company or the Shareholders in or pursuant to this Agreement, (ii) any breach of the covenants or agreements made by the Company or the Shareholders in or pursuant to this Agreement, (iii) any inaccuracy in any certificate, instrument or other document delivered by the Company or the Shareholders as required by this Agreement, (iv) any Excluded Liabilities, or (v) any transfer taxes that may be due and owing to any Governmental Authority (collectively, "Indemnifiable Damages"). Without limiting the generality of the foregoing, with respect to the measurement of Indemnifiable Damages, the Buyer Indemnitees shall have the right to be put in the same pre-tax consolidated financial position as it would have been in had each of the representations and warranties of the Company and the Shareholders hereunder been true and correct and had the agreements of the Company and the Shareholders hereunder been performed in full.

         5.2 SURVIVAL OF REPRESENTATIONS AND OPTIONS. Each of the representations and options made Agreement by Buyer shall survive indefinitely. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party for Indemnification. The Buyer agrees to indemnify and hold the Company and the shareholders, directors, officers, employees, attorneys and Affiliates (collectively, for purposes of this Article V, the "Buyer Indemnitees") harmless from and against of all expenses, losses, costs, deficiencies, liabilities and damages (including, without limitation, related reasonable counsel and paralegal fees and expenses) incurred or suffered by the Buyer Indemnitees arising out of or resulting from (i) any breach of a representation or warranty made by the Buyer in or pursuant to this Agreement,
(ii) any breach of the covenants or agreements made by the Buyer in or pursuant to this Agreement or (iii) any inaccuracy in any certificate, instrument or other document delivered by the Buyer.

         5.3 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Company and the Shareholders shall survive indefinitely. Notwithstanding any knowledge of facts determined or determinable by any party by investigation, each party shall have the right to fully rely on the representations, warranties, covenants and agreements of the other parties hereto contained in this Agreement or in any other documents or papers delivered in connection herewith. Each representation, warranties, covenant and agreement contained in this Agreement is independent of each other representation, warranties, covenant and agreement. The representations and warranties made by Buyer shall expire upon the Closing.


                                   ARTICLE VI


                             SECURITIES LAW MATTERS

         The parties agree as follows with respect to the sale or other disposition after the date hereof of the Spectrafax Shares and any Stock deliverable upon exercise of the Options:

         6.1 LEGEND. The certificates representing the Buyer Shares and any stock delivered upon exercise of the Options shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED BY SAID ACT OR STATE LAWS.

Buyer may, unless a registration statement is in effect covering such shares, place stop transfer orders with its transfer agents with respect to such certificates in accordance with federal securities laws.

         6.2 NO REGISTRATION. The Company and the Shareholders acknowledge that the Spectrafax Shares being delivered hereunder and any Stock delivered upon exercise of the Options are not, and will not be, registered shares and that Buyer has no obligation to register the Spectrafax Shares or the Stock delivered upon execution of the Options at any time.

         6.3 INVESTMENT INTENT: ACCREDITED INVESTOR STATUS; SECURITIES DOCUMENTS. The Company and, when and if transferred to the Shareholders, each of the Shareholders is acquiring the Spectrafax Shares the Options and the Stock deliverable upon exercise of the Options for his, her or its own account for investment and not with a view to, or for the sale in connection with, any distribution of any of the Spectrafax Shares the Options and the Stock deliverable upon exercise of the Options, except in compliance with applicable state and federal securities laws. Each of the Shareholders has had the opportunity to discuss the transactions contemplated hereby with Buyer and has had the opportunity to obtain such information pertaining to Buyer as has been requested, including but not limited to filings made by Buyer with the SEC under the Exchange Act. Each of the Shareholders is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act, and has such knowledge and experience in business or financial matters that he/she is capable of evaluating the merits and risks of an investment in the Spectrafax Shares. Each of the Shareholders hereby represents that he/she can bear the economic risk of losing his/her investment in the Spectrafax Shares and has adequate means for providing for his/her current financial needs and contingencies. The Shareholders have received copies of all Spectrafax Reports filed with the SEC since March 1, 2000.


                                  ARTICLE VII


                OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS

         7.1 CERTIFICATE. The Company shall deliver to Buyer (i) copies of the Articles of Incorporation and Bylaws of the Company as in effect immediately prior to the date hereof, (ii) copies of resolutions adopted by the Board of Directors and shareholders of the Company authorizing the transactions contemplated by this Agreement, and (iii) a certificate of good standing of the Company issued by the Secretary of State of Illinois and each other state in which it is qualified to do business as of a date not more than thirty days prior to the date hereof, certified in each case as of the date hereof by the Secretary of the Company as being true, correct and complete.

         7.2 INTELLECTUAL PROPERTY. The Company shall deliver to Buyer all programming source codes, object codes or scripts related to the Intellectual Property.

         7.3 INSTRUMENTS OF TRANSFER. On the date hereof, the Company will deliver to Buyer all duly executed instruments of transfer and assignment for the Purchased Assets required pursuant to Section 1.3 of this Agreement.


                                  ARTICLE VIII


                             CONDITIONS TO CLOSING

         8.1 CONDITIONS TO OBLIGATIONS OF THE COMPANY AND THE SHAREHOLDERS TO CONSUMMATE THE SALE. The obligations of the Company and the Shareholders to consummate the sale of the Assets and the other transactions contemplated hereby shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Representations and Warranties. The representations and warranties of Buyer set forth herein shall be true and correct as of the Closing Date with the same effect as though made on and as of such date.

                  (b) No Injunction, Etc. No action proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business or operations of Buyer, if such action, proceeding, investigation or legislation, in the reasonable judgment of the Company, the Shareholders or its counsel, would make it inadvisable to consummate such transactions.

         8.2 CONDITIONS TO OBLIGATION OF BUYER TO CONSUMMATE THE PURCHASE. The obligations of Buyer to consummate the purchase of the Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

                  (a) Due Diligence Review; Delivery of Schedules. Buyer shall have completed, and in its sole discretion be satisfied with the results of, its due diligence review of the operations and financial condition of the Company. The Company and the Shareholders shall have delivered to Buyer the Schedules called for by this Agreement, and such Schedules shall be satisfactory to Buyer in its sole discretion.

                  (b) Representations and Warranties. The representations and Warranties of the Company and each Shareholder contained in this

         Agreement, or any document or instrument delivered to Buyer hereunder, shall be true and correct as of the Closing Date with the same effect as though made on and as of such date.

                  (c) Agreements. Buyer shall have executed the Employee Agreements.

                  (d) Performance; Document Delivery. The Company and each Shareholder shall have performed in all material respects, at or prior to the Closing Date, all acts in accordance with their covenants herein.

                  (e) Consents and Approvals. The Company shall have obtained all necessary consents and approvals, in form and substance satisfactory to Buyer, required under all material agreements and satisfying any approval or permit or licensing requirements for consummation of this transaction and necessary to carry on the Business of the Company as it is currently being conducted.

                  (f) No Injunction, Etc. No action, proceeding, investigation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, or which is related to or arises out of, this Agreement or the consummation of the transactions contemplated hereby, or which is related to or arises out of the business or operations of the Company, if such action, proceeding, investigation or legislation, in the reasonable judgment of Buyer or its counsel, would make it inadvisable to consummate such transactions.

                  (g) Employee Agreements. David McKinney shall have executed the Employee Agreements.


                                   ARTICLE X


                                  TERMINATION

         9.1 MEANS OF TERMINATION. This Agreement may be terminated at any time prior to the Closing in the following ways:

                  (a) by the mutual consent in writing of the Company and the Buyer;

                  (b)      by Buyer if any of the conditions set forth in
         Section 8.2 hereof have not been satisfied within thirty (30) days of the date hereof or have not been waived by Buyer in writing; or

                  (c) by the Company if any of the conditions set forth in Sections 8.1 hereof have not been satisfied within six (6) months of the date hereof or have not been waived by the Seller in writing.

         9.2 EFFECT OF TERMINATION. In the event this Agreement is terminated in accordance with this Section 9, this Agreement shall become void and of no further force or effect, except for the following agreements and obligations of the parties, which shall survive the termination of this
Agreement: (a) the obligations of the parties hereto to preserve the confidentiality of documents, certificates and information furnished to such party pursuant hereto, (b) any obligation or liability of any party based on or arising from any breach or default by such party with respect to its representations, warranties, covenants or agreements contained in the Agreement, and (c) the obligation of each party to bear its own expenses as set forth in Section 11.3 hereof.


                                   ARTICLE X


                                  DEFINITIONS

         10.1 DEFINED TERMS. As used herein, the following terms shall have the following meanings:

                  "Affiliate" shall have the meaning ascribed to it in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

                  "Code" means the Internal Revenue Code of 1986 as amended.

                  "Closing" means the consummation of the transactions contemplated hereby.

                  "Contract" means any agreement, contract, lease, note, mortgage, indenture, loan agreement, franchise agreement, covenant, employment agreement, license, instrument, purchase and sales order, commitment, undertaking, obligation, whether written or oral, express or implied.

                  "Effective Time" means the time when the transactions contemplated by this Agreement are consummated.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "GAAP" means generally accepted accounting principles in effect in the United States of America from time to time.

                  "Governmental Authority" means any nation or government, any state, regional, local or other political subdivision thereof, and any entity or official exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage, pledge, security interest, collateral assignment, preemptive or refused right, equity of any kind encumbrance, lien or charge of any kind (including, but not limited to, any conditional sale or other title retention agreement, any lease in the nature thereof, and the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable law or any jurisdiction in connection with such mortgage, pledge, security interest, encumbrance, lien or charge).

                  "Person" means an individual, partnership, corporation, business trust, joint stock Company, estate, trust, unincorporated association, joint venture, Governmental Authority or other entity, of whatever nature.

                  "Register," "registered" and "registration" refer to a registration of the offering and sale of securities effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  "SEC" means the Securities and Exchange Commission.

                  "Securities Act" means the Securities Act of 1933, as amended.


         10.2     OTHER DEFINITIONAL PROVISIONS.

                  (a) All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

                  (b) Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

                  (c) All matters of an accounting nature in connection with this Agreement and the transactions contemplated hereby shall be determined in accordance with GAAP applied on a basis consistent with prior periods, where applicable.

                  (d) As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

                                   ARTICLE XI


                               GENERAL PROVISIONS

         11.1 NOTICES. All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall designate in writing to the other party):

                  If to the Buyer:    SpectraFAX, Corp.
                                      3050 North Horseshoe Drive, Suite 100
                                      Naples, Florida 34104
                                      Attn:  Thomas J. Conwell
                                      Facsimile Number:  (941) 643-8728

                  If to the Company:  2AlertMe
                                      6355 Green Needle Drive
                                      Loves Park, Illinois 61111
                                      Attn:  David McKinney
                                      Facsimile Number:  (815) 633-7367

         11.2 ENTIRE AGREEMENT. This Agreement (including the Schedules attached hereto) and other documents delivered concurrently herewith, contains the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings (oral or written) between or among the parties with respect to such subject matter. The Schedules constitute a part hereof as though set forth in full above.

         11.3 EXPENSES; SALES TAX. Except as otherwise provided herein, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby. The parties agree that the Company shall pay all sales, transfer or similar taxes required to be paid by reason of the transfer by the Company of the Purchased Assets pursuant to this Agreement.

         11.4 AMENDMENT; WAIVER. This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by all parties. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts. The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         11.5 BINDING EFFECT; ASSIGNMENT. The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and assigns. Nothing expressed or implied herein shall be construed to give any other person any legal or equitable rights hereunder. Except as expressly provided herein, the rights and obligations of this Agreement may not be assigned or delegated by the Company without the prior written consent of Buyer. Buyer may assign all or any portion of its rights hereunder.

         11.6 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         11.7 INTERPRETATION. When a reference is made in this Agreement to an article, section, paragraph, clause, schedule or exhibit, such reference shall be deemed to be to this Agreement unless otherwise indicated. The headings contained herein and on the schedules are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement or the schedules. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words" without limitation." Time shall be of the essence in this Agreement.

         11.8 GOVERNING LAW; INTERPRETATION. This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of Florida applicable to contracts executed and to be wholly performed within such State, without regard to conflict of laws principles.

         11.9 JURISDICTION. Any suit, action or proceeding against the Company or the Shareholders arising out of, or with respect to, this Agreement or any judgment entered by any court in respect thereof may be brought in the courts of Collier County, Florida, or in the U.S. District Court for the Southern District of Florida. as Buyer (in its sole discretion) may elect, and the Company and the Shareholders hereby irrevocably accept and consent to the nonexclusive personal jurisdiction of those courts for the purpose of any suit, action or proceeding. In addition, each of the Company and the Shareholders hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Collier County, Florida, or the U.S. District Court for the Southern District of Florida, as selected by Buyer, and hereby further irrevocably waives any claim that any suit, action or proceedings brought in Collier County, Florida, or in such District Court has been brought in an inconvenient forum.

         11.10 ARM'S LENGTH NEGOTIATIONS. Each party herein expressly represents and Options to all other parties hereto that (a) before executing this Agreement, said party has fully informed itself of the terms, contents, conditions and effects of this Agreement; (b) said party has relied solely and completely upon its own judgment in executing this Agreement; (c) said party has had the opportunity to seek and has obtained the advice of counsel before executing this Agreement; (d) said party has acted voluntarily and of its own free will in executing this Agreement; (e) said party is not acting under duress, whether economic or physical, in executing this Agreement; and (f) this Agreement is the result of arm's length negotiations conducted by and among the parties and their respective counsel.

         11.11 SEVERABILITY. In the event that any one or more of the provisions contained in this Agreement or in any other instrument referred to herein, shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, then to the maximum extent permitted by law, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement or any other such instrument.

         11.12 ANCILLARY AGREEMENTS. To the extent any agreement ancillary to this Agreement contains any representation or warranties that provides for different or conflicting rights, duties or obligations from those representations and warranties contained herein, the provisions of this Agreement will control.

         11.13 PRESS RELEASE. All press releases, notices to customers and suppliers and other announcements with respect to this Agreement and the transactions contemplated by this Agreement shall be approved by both Buyer and the Company prior to the issuance thereof; provided, that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will advise the other party prior to making such disclosure and provide the other party a reasonable opportunity to review the proposed disclosure).

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                          SPECTRAFAX CORP.,
                                          a Florida corporation


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------


                                          2ALERTME,
                                          an Illinois corporation


                                          By:
                                             ----------------------------------
                                          Name:
                                               --------------------------------
                                          Title:
                                                -------------------------------




                                          -------------------------------------
                                          David McKinney, individually



                                          -------------------------------------
                                          James Hughes, individually



                                          /s/ Richard Wiegan
                                          -------------------------------------
                                          Richard Wiegan, individually